FOR IMMEDIATE RELEASE
CONTACT:
Kevin L. Barnett
(614) 870-5603

Core Molding Technologies Announces Significant New Business
Award from Volvo Group North America LLC

COLUMBUS, Ohio, March 21, 2013 - Core Molding Technologies, Inc. (NYSE MKT: CMT), a leading North American molder of fiberglass reinforced plastics and compounder of custom sheet molding compound (SMC), today announced it has been awarded a significant new opportunity from Volvo Group North America LLC.

Core expects the new business to generate annual revenues of approximately $26-$30 million and anticipates revenues beginning late in the second quarter and ramping up by the fourth quarter of 2013. Planning and staffing activities are underway as the Company is evaluating facilities to produce these heavy duty truck hoods, roofs and other molded parts for Volvo. This new business is expected to employ up to 140 additional people. Core plans to make an additional capital investment of approximately $12.5 million throughout 2013 and 2014 for equipment and infrastructure to support this and other business.

"We continue to pursue growth opportunities both within and outside our traditional markets," said Kevin L. Barnett, President and Chief Executive Officer of Core Molding Technologies. "This award furthers our standing as the leader in the supply of composite moldings and assemblies to the North American medium and heavy-duty truck market," Barnett added.

Core Molding Technologies, Inc. is a manufacturer of sheet molding compound (SMC) and molder of fiberglass reinforced plastics. Core specializes in large-format moldings and offers a wide range of fiberglass processes, including compression molding of SMC, glass mat thermoplastics (GMT) and bulk molding compounds (BMC); spray-up, lay-up, resin transfer (RTM) and vacuum resin transfer molding (V-RTM). Additionally, the company offers liquid molding of dicyclopentadiene (DCPD). Core serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, and other commercial products. Headquartered in Columbus, Ohio, Core maintains plants in Columbus and Batavia, Ohio; Gaffney, South Carolina and Matamoros, Mexico. For further information, visit the company's website at www.coremt.com.

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release: business conditions in the plastics, transportation, watercraft and commercial product industries; federal and state regulations (including engine emission regulations); general economic, social and political environments in the countries in which Core Molding Technologies operates; safety and security conditions in Mexico; dependence upon two major customers as the primary source of Core Molding Technologies' sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies' suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract and retain key personnel; compliance changes to federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management's decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies' other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2011 Annual Report to Shareholders on Form 10-K.

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